Exhibit (p)(1)

Investment Adviser Compliance Policies

Code of Ethics and Personal Securities Transactions Policy

Original Date of Policy:	October 2004

Compliance Approver:	Chris DeFrancis

Accountable Owner:	Melissa LaGrant

Contact Person:	Diane Clines

Business Sign Off:	Tom Finke

Functional Applicability:	Babson Capital Management LLC and Babson Capital Australia Pty Ltd. (“Babson Capital”) Access Persons, Fund Trustees

Geographic Applicability:	United States, Australia and as Otherwise Designated by the CCO

Last Revision Date:	October 3, 2011

TABLE OF CONTENTS

I. INTRODUCTION	2
II. POLICY STATEMENT	2
PART ONE: STANDARD OF CONDUCT AND PERSONAL TRADING RESTRICTIONS	2
Article I: General Policies	2
A. Standard of Conduct	2
B. General Prohibitions	3
Article II: Specific Policies for Access Persons and Trustees	3
A. Access Persons Requirements	3
B. Additional Investment Person Requirements	9
C. Access Person Reporting Obligations	9
D. Conflicts of Interest	12
E. General Policies for Trustees	14
PART TWO: ADMINISTRATION AND CONSTRUCTION	15
Article I: CCO	15
A. Appointment	16
B. Primary Responsibilities	16
C. Reports and Records	17
PART THREE: GENERAL INFORMATION	18
Article I: No Babson Capital Liability for Losses	18
Article II: Reporting Violations	18
Article III: Penalties for Violations	18
Article IV: Amendments	19
III. CONFLICT RESOLUTION AND ESCALATION PROCESS	19
IV. ASSOCIATED POLICIES	19
V. BOOKS AND RECORDS MAINTAINED	19
VI. GOVERNING REGULATORY STATUTE	20
SCHEDULE A - DEFINITIONS	21
SCHEDULE B - EXEMPTIONS	30
SCHEDULE C - ACCOUNT EXEMPTIONS	32

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Investment Adviser Compliance Policies

Code of Ethics and Personal Securities Transactions Policy

I.	Introduction

This Code of Ethics (the “Code”) (i) establishes standards of business conduct related to personal securities transactions that reflect the fiduciary duty of Babson Capital to its Advisory Clients; (ii) establishes policies and procedures reasonably necessary to detect and prevent certain activities that are, or might be, an abuse of fiduciary duties or create a Conflict of Interest; (iii) requires those subject to the Code to comply with applicable Federal Securities Laws; and (iv) has been adopted in compliance with Section 204A of the Advisers Act, Rule 204A-1 under the Advisers Act, and Rule 17j-1 under the 1940 Act.

Capitalized terms used in this Code that are not otherwise defined have the meanings contained in Schedule A: “Definitions”.

Please note that all Babson Capital Associates are considered Access Persons. Additionally, certain other Access Persons are set out in Schedule A: “Definitions”

All Access Persons shall acknowledge receipt of this Code and any amendments thereto in writing or electronically. Any person having questions as to the meaning or applicability of these policies and procedures should contact the Chief Compliance Officer (‘CCO”) or designee.

II.	Policy Statement

PART ONE: STANDARD OF CONDUCT AND PERSONAL TRADING RESTRICTIONS

Article I: General Policies

A. Standard of Conduct

The principles that govern personal investment activities and the conduct of an Access Person (except for a Trustee of a Fund which is covered later), include:

1.	The affirmative duty of care, loyalty, honesty, and good faith to act in the best interests of Advisory Clients;

2.	The requirement that all personal securities transactions be consistent with this Code;

3.	The fundamental standard that an individual should not take inappropriate advantage of his/her position; and

4.	The requirement to comply with all applicable laws, rules, and regulations, including but not limited to applicable Federal Securities Laws.

The Code does not attempt to identify all possible Conflicts of Interest, and literal compliance with the specific provisions of the Code will not excuse Access Persons for personal trading or other conduct that is illegal or violates or abuses a duty to Advisory Clients.

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B.	General Prohibitions

No Access Person and no Trustee of a Fund in connection with the purchase, sale or disposition of a Security may directly or indirectly:

1.	Knowingly use information concerning the investment intentions of or influence the investment decision making process of Babson Capital and/or its Advisory Clients for personal gain or in a manner detrimental to the interests of Babson Capital and/or its Advisory Clients;

2.	Employ any device, scheme, or artifice to defraud Babson Capital and/or its Advisory Clients;

3.	Make an untrue statement of a material fact to Babson Capital or its Advisory Clients;

4.	Omit to state a material fact necessary in order to make any statement made to Babson Capital and/or its Advisory Clients, in light of the circumstances under which they are made, not misleading;

5.	Engage in any act, practice, or course of business that operates or would operate as fraud, deceit, or breach of trust upon, or by, Babson Capital and/or its Advisory Clients; or

6.	Engage in any manipulative practice with respect to Babson Capital and/or its Advisory Clients.

Article II: Specific Policies for Access Persons and Trustees

The following are specific policies that govern the personal investment activities of Access Persons. Notwithstanding the definition of Access Person set forth in Schedule A: “Definitions”, Trustees of the Funds are only required to comply with PART ONE: Article II (E) “General Policies for Trustees” of this Code.

A.	Access Persons Requirements

1.	Requirement to Pre-clear Transactions

No Access Person may purchase, sell or otherwise acquire or dispose of any Reportable Security in which he or she has, or as a result of such transaction will establish, Beneficial Interest or Investment Control without obtaining pre-clearance as prescribed below. Pre-clearance must be obtained prior to placing the trade with a broker and is valid only until 12:00 midnight on the day it is obtained.

2.	How to Obtain Pre-clearance

To facilitate pre-clearance, accurate reporting, and oversight of personal trading, Babson Capital utilizes PTA, an intranet based personal securities trading module. Each Access Person designated to utilize PTA is provided with a password and link to the PTA module by the Compliance Department.

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All personal securities transactions must be pre-cleared via PTA prior to execution. Pre-clearance requests can only be entered into PTA between 8:30 am through 4:00 pm ET on regular business days. Requests entered outside of this timeframe will automatically be denied. While it is recognized that the difference in foreign market hours may make this more difficult for foreign market trading, every attempt should be made to request pre-clearance during these hours. Otherwise, special arrangements may need to be made with Compliance for foreign market trades.

Access Persons that are unable to pre-clear through PTA (i.e., not a designated user of PTA or otherwise unable to submit through PTA through remote access) may contact the Compliance Hotline (a dedicated e-mail and phone number to promptly assist Access Persons with Code related matters) at codeofethics3@massmutual.com or by calling 413.226.1220 between 8:30 am through 4:00 pm ET on regular business days to request a pre-clearance. The Compliance Department will submit the request through PTA on behalf of the Access Person and communicate the pre-clearance approval or denial.

With respect to the pre-clearance of bonds, private investment funds (including those advised or sub-advised by Babson Capital), Limited Offerings, or Initial Public Offerings, all Access Persons must contact the Compliance Department for pre-clearance authorization.

All trading data, pre-clearance requests, and waivers are archived as required by applicable regulations. Pre-clearance communications may be recorded and preserved for the protection of Babson Capital and its Access Persons.

3.	Requirement to Use Select Brokers

Access Persons may only maintain Reportable Accounts with those broker-dealers approved by Babson Capital Compliance (“Approved Brokers”); furthermore Access Persons hired after November 1, 2009 may only select from Approved Brokers offering electronic data feeds (“Select Brokers”).

The current list of Approved Brokers has been loaded into PTA and is available in the drop-down list when disclosing a new brokerage account. Furthermore, the list of Select Brokers, as well as the Select Broker Exception Request Form, is available on the PTA home page.

Exceptions:

a. 401(k) Plans

b. 529 College Savings Plans

c. Stocks held in certificate form

d. Accounts held with OppenheimerFunds

e. Accounts held with MassMutual Life Insurance Company or MML Investors Services

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Any exceptions to this policy, other than the automatic exceptions noted above, must be approved in writing by Compliance.

4.	Restricted Securities

To prevent inadvertent violations of insider trading laws and to avoid the appearance of any improper conduct involving personal trading activity, no Access Person may trade in the securities of any issuer that is included on the PTA restricted list. The PTA restricted list is compiled from a variety of internal sources and considered confidential. See the Insider Trading and Firewall Policy for additional information regarding such restrictions.

5.	Open Orders

No Access Person may purchase, sell or dispose of any Reportable Security that is subject to pre-clearance in any Reportable Account on the same business day as the purchase or sale of that Issuer for an Advisory Client.

6.	Large Cap/ De Minimis Provision

An Access Person that attempts to pre-clear a transaction will receive pre-clearance in a publicly traded Security that would otherwise have been denied pre-clearance solely because (i) such Security is Being Considered for Purchase or Sale or (ii) otherwise trading in a client account, provided that:

•	The issuer of the Security in which the Access Person wishes to transact has a market capitalization exceeding U.S. $3 billion (a “Large Cap Security”), AND

•

The aggregate amount of such Access Person’s transactions across all of his or her Reportable Accounts in that Large Cap Security does not exceed 10,000 shares or, for debt $100,000 par value of bonds, within any seven calendar day period.

Such transactions will be subject to all other provisions of the Code.

7.	Gifts of Securities

In regard to a Gift of Securities, the gift itself does not have to be pre-cleared. However, a subsequent sale of the security will be subject to pre-clearance if the Access Person has a beneficial interest in the security (e.g. if the recipient is an immediate family member living in the same household as the Access Person). Furthermore, the transaction(s) must be reported on the next Quarterly Transaction Report following the date of the Gift of Securities.

8.	Investment Clubs

Participation by Access Person in Investment Clubs is prohibited.

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9.	Special Order Types

Access Persons are permitted to enter into limit/stop orders. Pre-clearance approval must be obtained on the date that the original order is entered. The Compliance Department must be notified at the time of pre-clearance that the trade is a limit/stop order and what the limit/stop price is for the transaction.

Any transaction that takes place as a result of the limit price being obtained will be considered a passive transaction and is therefore exempt from daily pre-clearance. However, the transaction must be reported on the next Quarterly Transaction Report.

Said orders will be restricted to a period of no longer than 120 days into the future. Any limit orders remaining unexecuted beyond that time will no longer be valid and pre-clearance will need to be resubmitted.

To avoid inadvertent violations of the Code, orders to buy or sell a security at a set price that is active until the investor decides to cancel it or the trade is executed (“Good ‘Til Canceled” or “GTC” orders) are not permitted.

10.	Short Sales Involving Babson Capital Advised or Sub-Advised Entities

No Access Person shall sell short a Security issued by an entity for which Babson Capital is an investment adviser or sub-adviser (For example, MassMutual Corporate Investors and MassMutual Participation Investors).

11.	Short Sales, Options, and Margin Transactions

Access Persons may engage in short sales (with the exception of certain short sale transactions prohibited in PART ONE, Article II (A) (10) “Short Sales Involving Babson Capital Advised or Sub-Advised Entities”), options, and margin transactions, subject to pre-clearance (see additional information below involving pre-clearance of option and margin trades). In addition, Access Persons must also comply with the holding period requirements specified under “PART ONE, Article II (A) (12) “Ban on Short Term Trading.” Important Note: If you engage in such transactions, you should do so under extreme caution and recognize the consequences of being “frozen” or subject to a forced close out because of the general restrictions that apply to personal transactions as noted above, including the ban on short term trading. These types of activities are risky not only because of the nature of the transactions, but also because action necessary to close out a position may become prohibited under the Code while the position remains open.

With respect to options, an Access Person must pre-clear both the purchase and sale of any option where the underlying security would require pre-clearance, as well as the exercise of any option where both the underlying security would require pre-clearance and the Access Person is the party exercising the option. However the assignment of an option to an Access Person does not require pre-clearance. Furthermore, Access Persons are not required to pre-clear option transactions where the underlying security itself does not require pre-clearance.

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NOTE: “naked call” positions are not permitted because of the potential for a conflict with the Code to occur that would prohibit the Access Person from placing any necessary “covering” transaction(s).

Additionally, in the case of the margin account, the Access Person is required to pre-clear any transaction(s) related to buying securities to close out a short position and/or a selling securities as part of a margin call. If during pre-clearance a conflict with the Code is identified, the Access Person would be prohibited from proceeding with the transaction. If forced to do so by a brokerage firm, bank, etc., the Access Person would be considered to be in violation of the Code. Therefore, the Access Person should be aware that he or she may be prevented from closing out a short position for an extended period of time and/or have required to have adequate coverage in the margin account at all times to prevent a margin call that would cause a violation of the Code.

12.	Ban on Short Term Trading

No Access Person may conduct a purchase and subsequent sale or sale and subsequent re-purchase within any sixty (60) calendar-day period of the same Reportable Security. This restriction does not apply to Reportable Securities and/or Reportable Accounts that have been exempted from pre-clearance. See Schedule B and Schedule C for the complete list of securities, transactions and accounts exempt from pre-clearance.

It should be noted that option trading strategies require additional consideration in light of the firm’s ban on short-term trading as follows:

Call Options

An Access Person may purchase a call option that is subject to pre-clearance only if the call option has a period to expiration of at least 60 days from the date of purchase and the Access Person either (1) holds the option for at least 60 days prior to sale or (2) holds the option and, if exercised, the underlying security for a total period of 60 days. Similarly if the Access Person chooses to exercise the option, he/she may count the period during which he/she held the call option towards the 60-day holding period for the underlying security.

An Access Person may sell (“write”) a call option that is subject to pre-clearance only if he/she has held the underlying security (in the corresponding quantity) for at least 60 days (“covered call”). Furthermore, the Access Person may not engage in a subsequent purchase of a call option unless the conditions specified above are met.

Put Options

An Access Person may purchase a put option on an individual security that is subject to pre-clearance only if the put option has a period to expiration of at least 60 days from the date of purchase and the Access Person holds the put option for at least 60 days. If an Access Person purchases a put on a security he/she already owns (“put hedge”), he/she may include the time he/she held the underlying security towards the 60-day holding period for the put.

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An Access Person may not sell (“write”) a put on an individual security.

In all cases, no Access Person shall use derivatives including futures, options on futures, or options or warrants on a security to evade the restrictions of the Code. In other words, no Access Person may use derivative transactions with respect to a security if the Code would otherwise prohibit the Access Person from taking the same position directly in the underlying security.

Hardship

In certain cases of hardship, an exception may be requested of the CCO or designee with respect to an otherwise prohibited transaction. In the event that an exception is granted, any profits realized or losses avoided on such trades may be subject to disgorgement. For purposes of this provision, share lots will be accounted for by utilizing the FIFO (first-in-first-out) method.

Section 16 Insider Short Swing Profit Prohibition

It should be noted that any Access Person that has also been deemed an insider under Section 16 of the Exchange Act or 30(h) of the 1940 Act is subject to an additional short swing profit prohibition that requires any profit realized from the purchase and sale or sale and purchase of the issuer’s securities within a period of less than six months be paid to the issuer. See the Regulatory Filings & Client Disclosures Policy for additional information.

13.	Excessive Trading and Market Timing

Excessive trading in Reportable Securities is strongly discouraged. Access Persons with higher volume personal trading activity should expect additional scrutiny on their trades. The Compliance Department will monitor trading activity and may place restrictions on an Access Person’s personal trading activities and/or recommend disciplinary action if there appears to be a pattern of excessive trading or questionable trading activity. This restriction does not apply to trading activity in non-Reportable Securities or trades made by a third-party given investment discretion over a Reportable Account.

Furthermore, Access Persons that invest in an Open-End Investment Company advised or sub-advised by Babson Capital or participate in the MassMutual 401(k) Plan, such are subject to the applicable policies adopted by such fund or plan with respect to market timing or excessive trading.

14.	Pre-clearance Exemptions

All Reportable Security transactions must be pre-cleared except for those Security transactions listed as exempt from pre-clearance on Schedule B to this Code or where the CCO has otherwise granted an exemption to this requirement.

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B.	Additional Investment Person Seven-Day “Blackout” Period

In addition to the provisions applicable to Access Persons, Investment Persons (a subset of Access Persons) are also subject to an additional Seven-Day “Blackout” Period. Specifically, no Investment Person may purchase, sell or dispose of any Reportable Security that is subject to pre-clearance in any Reportable Account within seven (7) calendar days before or after the purchase or sale of that Issuer for an Advisory Client. Any profits realized or losses avoided with respect to such purchase or sale may be subject to disgorgement. Such assessment may include a determination of whether the investment person could have reasonably been expected to have knowledge about the conflicting client trade or to the company’s activities relating to the Security in question.

C.	Access Persons Reporting Obligations

As mentioned above, to facilitate accurate reporting and oversight of personal trading, Babson Capital utilizes PTA. PTA is available for reporting purposes 24 hours a day, 7 days a week. PTA can only be accessed through Babson Capital’s systems and not through a regular internet portal, due to security measures.

Information (i.e. brokerage accounts, holdings, etc.) regarding each Access Person designated to utilize PTA is entered into PTA and those Access Persons are provided with a login id, password and link to the module for on-line submission and certification of Quarterly Transaction and Annual Holding Reports.

Access Persons that are unable to report through PTA (i.e., not a designated user of PTA or otherwise unable to submit through PTA through remote access) will certify and submit their Annual Holdings and Quarterly Transaction Reports in paper form and the Compliance Department will submit the electronic filing through PTA.

All reports and certifications are archived as required by applicable regulations.

Any waivers of Code provisions are granted by the CCO and documentation concerning any such waiver granted is maintained by the Compliance Department.

1.	Initial Holdings Report and Certification

New Access Persons must file a report (“Initial Holdings Report”) disclosing the following:

•	The title and type of each Reportable Security in which they have any direct or indirect Beneficial Interest or Investment Control;

•	The exchange ticker symbol or CUSIP number (as applicable) for each Reportable Security;

•	The number of shares or principal amount of each Reportable Security (as applicable);

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•	The name of any broker, dealer, bank, or other entity such as a transfer agent with which the Access Person maintains a Reportable Account; and

•	The date the Initial Holdings Report is submitted by the Access Person.

This Initial Holding Report is due within ten (10) calendar days after the person became an Access Person and the information must be current as of a date no more than forty-five (45) calendar days prior to the date the person became an Access Person. Access Persons must submit an Initial Holdings Report with a certification that they have read and understand the Code, recognize that they are subject to it, will comply with its requirements, and have disclosed or reported all Reportable Securities holdings and Reportable Accounts. Personal trading will be restricted until this report is filed.

2.	Duplicate Confirmations and Periodic Statements for All Securities Accounts

Access Persons shall arrange for copies of confirmations of all Reportable Securities transactions and periodic account statements involving any Reportable Account to be sent promptly by the Access Person’s broker(s) directly to the Compliance Department. The periodic account statements must be submitted on at least a quarterly basis. If an Access Person’s broker or service provider is unwilling or unable to arrange for the Compliance Department to receive confirmations and statements directly, it will be the responsibility of the Access Person to ensure that the Compliance Department receives copies of all such documentation. In this case, confirmations must be delivered to the Compliance Department no later than 10 business days following any transaction in a Security, and account statements must be delivered to the Compliance Department within thirty (30) calendar days after the end of each calendar quarter.

3.	Quarterly Transaction Report and Certification

(a)	All Access Persons, within thirty (30) calendar days after the end of each calendar quarter, shall submit a report (the “Quarterly Transaction Report”) through PTA and certify to the CCO that the Quarterly Transaction Report lists all Reportable Security transactions in which the Access Person has a Beneficial Interest or over which the Access Person exercises Investment Control during the quarter. This report is required even if there have been no transactions in Reportable Securities during the quarter.

(b)	Each Quarterly Transaction Report must contain (with respect to transactions in each Reportable Security for the quarter) the following:

•	The date of the transaction (“trade date”);

•	The title of the Reportable Security;

•	The exchange ticker or CUSIP number (as applicable);

•	The interest rate and maturity date (if applicable);

•	The number of shares or the principal amount (as applicable);

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•	The nature of the transaction (e.g. purchase, sale, or any other type of acquisition or disposition);

•	The price at which the transaction was effected;

•	The name of the broker, dealer, bank or other entity with or through which the transaction was effected (if applicable);

•

(with respect to any Reportable Account established during the quarter) the name of the broker, dealer, bank, or other entity with whom the Reportable Account was established and the date the account was established; and

•	the date that the Quarterly Transaction Report is submitted by the Access Person.

4.	Annual Holdings Report and Certification

Access Persons must file an annual report (“Annual Holdings Report”) disclosing the following:

•	The title and type of each Reportable Security transaction;

•

Any adjustments to Reportable Security holdings due to an Automatic Investment Plan, Involuntary Purchase or Sale, Gift Receipt, or other transaction exempt from pre-clearance but still subject to reporting under the Code

•	The exchange ticker or CUSIP number (as applicable) for each Reportable Security;

•	the number of shares or principal amount of each Reportable Security (as applicable);

•	The name of any broker, dealer, bank, or other entity with which the Access Person maintains a Reportable Account; and

•	The date the report is submitted by the Access Person.

The Annual Holdings Report is due within thirty (30) calendar days of Babson Capital’s fiscal year-end (December 31). The information contained in the Annual Holdings Report must be current as of a date no more than forty-five (45) calendar days prior to the date the report was submitted. Access Persons must submit each Annual Holdings Report with a certification that they have read and understand the Code, recognize that they are subject to it, have complied with its requirements, and have disclosed or reported all violations of the Code and all required Reportable Securities holdings and Reportable Accounts.

Access Persons are also required to certify to the list of their Reportable Accounts disclosed at this time, even if there are no Reportable Securities currently held in the accounts.

5.	Exemptions from Initial Holdings Report, Annual Holdings Report, and Quarterly Transaction Report

All Security transactions and holdings are reportable except for those listed as exempt from the Initial Holdings Report, Annual Holdings Report, and Quarterly Transaction Report on Schedule B or Schedule C of this Code.

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D.	Conflicts of Interest

1.	Real or Perceived Conflict of Interest

All Access Persons should avoid any real or perceived Conflict of Interest whenever possible. The Access Person should also disclose any real or perceived Conflict of Interest to his or her supervisor and the Compliance Department and not participate in any aspect of the business relationship with the relevant person or entity until such time as the Conflict of Interest has been resolved. See the firm Conflicts of Interest policy for additional information on the resolution of Conflicts of Interest.

2.	Business Courtesies and Entertainment

Babson Capital has established a Business Courtesies and Entertainment policy to address related Conflicts of Interest to which all Associates must adhere. Associates should refer to this policy for additional information on related requirements to ensure compliance. The Babson Capital Business Courtesies and Entertainment policy is hereby incorporated by reference. Furthermore, violations of this policy are subject to sanctions as described below in PART THREE, Article III “Penalties for Violations”.

3.	Participating in Outside Business and Ancillary Business Activities, including Boards of Trustees or Directorships

Outside Business Activities

Participation in an Outside Business Activity has the ability to create a potential Conflict of Interest to Babson Capital. Outside Business Activity is defined broadly and consists of activities that are outside of and unrelated to an Associate’s employment at or in association with Babson Capital, regardless of whether the Associate is compensated for the activity. These activities generally fall into one of the categories listed below (collectively, “Outside Business Activities”):

•	An Associate’s own business venture, including the provision of consulting services

•	Being employed by another person or entity

•	Serving for a for-profit entity or a not-for-profit entity (e.g. charitable or civic organizations) as an Officer, a Director or in a capacity which

•	Has the authority to make or otherwise influence decisions around investments and/or selection of asset managers; OR

•	Has access to material non-public information as defined in the Inside Information and Firewall Policy.

Associates may not participate in Outside Business Activities without pre-approval by the Compliance Department, as determined in accordance with internal procedures and, where appropriate, in consultation with additional relevant parties.

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While Political Activity is not considered an Outside Business Activity, it is defined broadly and subject to distinct requirements, including pre-clearance, as detailed in the Political Activity and Charitable Contribution Policy

Ancillary Business Activities

Service by an Associate as a Trustee or Director, or other participation in the management of a business entity affiliated with Babson Capital and/or MassMutual is considered an “Ancillary Business Activity.” Associates must discuss any request to participate in an Ancillary Business Activity with the CCO and the office of the General Counsel or, where appropriate, their designees. The CCO and the office of the General Counsel will consult with relevant parties to determine whether such a position is permissible based on specific facts and circumstances, including consideration of monitoring and infrastructure requirements.

Notice of service, termination, and/or any material change should be reported to the Compliance Department at the time such position is assumed, changed or terminated and confirm such position on an annual basis.

Requests for approval concerning positions at publicly traded companies are not permissible unless it can be demonstrated that such positions support Babson Capital’s business initiatives. Furthermore, such positions require pre-approval from Compliance and Human Resources. In the event an Access Person learns that a privately held company for which the Access Person serves in a position of influence plans to make a public offering, the Access Person should notify Compliance immediately.

4.	Limited Offerings and Initial Public Offerings

Access Persons may not directly or indirectly acquire Beneficial Interest or Investment Control in a Limited Offering without the express prior written approval of the CCO. Approval will be granted on a case –by-case basis, based on a variety of factors, which may include without limitations, the potential investment opportunity for Advisory Clients, the investment opportunity is provided is not connected to the Access Person’s employment with Babson Capital, and any other relevant factors on a case-by-case basis. This requirement does not apply to co-investment opportunities in a hedge fund or similar vehicle sponsored by Babson Capital or one of its affiliates. See Babson Capital’s Employee Co-Investment Policy for additional information on the approval process surrounding co-investments.

No Access Person may purchase any investment in any Initial Public Offering. This applies to the issuance of equity securities, including those resulting from spin-offs, as well as any debt offering where the company has not already issued public equity. This restriction does not apply to municipal securities, open-end mutual funds, U.S. government issues (direct or indirect) or money market instruments.

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Exceptions will only be permitted when pre-cleared in advance by the CCO or designee in the following situations:

•	Purchases of shares of a savings association, insurance company, or similar institution, under an existing right as a policyholder or depositor,

•	Purchases of shares offered as the result of employment with the company, OR

•	In the case of Australia, when there is a separate retail component to an offering

Approval requests for both Limited Offerings and Initial Public Offerings should be submitted using the request form available in PTA and submitted for approval as indicated on the form. Approval will remain in effect for a reasonable period of time thereafter, not to exceed 90 days. Once approved, any subsequent purchases/contributions will require additional approval.

5.	Duty to Disclose Unique to Investment Persons

Prior to making any recommendation that Babson Capital buy or sell any Security of an issuer for any Advisory Client, an Investment Person shall disclose to the Compliance Department and his or her supervisor if he or she (i) has a Beneficial Interest or Investment Control of any Securities of the issuer or (ii) otherwise has a real or perceived Conflict of Interest in connection with making such recommendation to purchase or sell such Security. This provision shall not apply with regard to any Security traded or held by a private investment fund (i.e., a fund exempt from registration as an Investment Company under the 1940 Act) managed directly or indirectly by Babson Capital, to the extent that an Investment Person may be deemed to have Beneficial Interest or Investment Control of any such Security solely by reason of such Investment Person having invested in such fund or being entitled directly or indirectly to receive part of the performance fee or allocation paid by any such fund.

E.	General Policies for Trustees

There are specific policies that govern the personal investment activities of Trustees.

1.	Standard of Conduct for Trustees

The fiduciary principles that govern personal investment activities and conduct of a Trustee with respect to each Fund for which he or she serves as a Trustee include:

(a)	The affirmative duty of care, loyalty, honesty, and good faith to act in the best interests of the Fund;

(b)	The requirement that all personal securities transactions be consistent with this Code and each Trustee’s fiduciary duty to the Fund;

(c)	The fundamental standard that an individual should not take inappropriate advantage of his/her position; and

(d)	The requirement to comply with all applicable laws, rules, and regulations, including but not limited to the Federal Securities Laws.

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2.	Requirements for Trustees

(a)	Purchase, Sale, or Other Disposition of Reportable Securities

No Trustee of a Fund shall purchase, sell, or otherwise dispose of any Reportable Security if he or she has actual knowledge that such Reportable Security is Being Considered for Purchase or Sale by or on behalf of the Fund.

(b)	Certificate of Compliance

Within thirty (30) calendar days after the end of each calendar year, each Trustee shall submit a written statement to the CCO that he or she has complied with the applicable requirements of this Code.

(c)	Holdings and Transaction Report Exemptions

Each Disinterested Trustee is exempt from filing (i) an Initial or Annual Holdings Report in accordance with PART ONE, Article II (C)(1) and (4) or (ii) a Quarterly Transaction Report in accordance with PART ONE, Article II (C)(3) except where he or she knew or, in the ordinary course of fulfilling his or her official duties as a Trustee, should have known that during the fifteen (15) calendar days immediately before and after his or her transaction in a Security that such Security was Held Or To Be Acquired by the Fund or its investment adviser.

Each Interested Trustee is exempt from filing (i) an Initial Holdings Report in accordance with PART ONE, Article II (C)(1) or (ii) a Quarterly Transaction Report in accordance with PART ONE, Article II (C)(3) except where he or she knew or, in the ordinary course of fulfilling his or her official duties as a Trustee, should have known that during the fifteen (15) calendar days immediately before and after his or her transaction in a Security that such Security was Held Or To Be Acquired by the Fund or its investment adviser. However, Interested Trustees are required to complete an Annual Holdings Report in accordance with PART ONE, Article II (C)(4) of the Code.

(d)	Serving on Boards of Directors or Trustees

Each Trustee shall notify the chief compliance officer of the Fund of any service on or termination from a business or non-business board of directors or board of trustees.

PART TWO: ADMINISTRATION AND CONSTRUCTION

Article I: CCO

The role of the CCO is critical to the implementation and maintenance of this Code.

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A.	Appointment

Babson Capital’s President shall designate a CCO who shall have the authority and responsibility to administer this Code. Additionally, the CCO will designate persons to act on his or her behalf (“Designees”).

B.	Primary Responsibilities

The CCO shall be, or shall become, familiar with investment compliance practices and policies and shall report any material matter to the President, CEO, General Counsel, Executive Committee, and the relevant Board of Managers/Directors.

The CCO shall:

•	Furnish all Access Persons with a copy of this Code and any amendments thereto, and periodically inform them of their duties and obligations there under;

•	Develop policies and procedures designed to implement, maintain, and enforce this Code;

•	Conduct periodic training to explain and reinforce the terms of this Code;

•	Conduct periodic reviews of the reports required to be made by Access Persons under the Code, the scope and frequency of such review to be determined by the CCO;

•	Answer questions regarding this Code, and keep abreast of changes in applicable laws and regulations;

•	Oversee the manner of disposition of any profits required to be disgorged in conformance with this Code and company guidelines;

•

Maintain confidential information regarding personal Securities transactions and holdings and only disclose such information to persons with a clear need to know, including state and federal regulators when required or deemed necessary or appropriate by the CCO in conformance with the provisions of the Code;

•

Review this Code on a regular basis and recommend material amendments to Babson Capital’s President, CEO, Chief Compliance Officer, General Counsel, Executive Committee, and the relevant Board of Managers/Directors, as are necessary or appropriate; and

•	Interpret this Code consistently with the requirements of applicable laws, regulations and taking into consideration industry practices.

The CCO is authorized to:

•

Grant and document exceptions or exemptions on an individual or a class basis, to any of the provisions of the Code, provided that such exceptions or exemptions are consistent with the spirit of the principles of this Code, and the requirements of applicable laws and regulations; and

•

Designate one or more persons to have the authority and responsibility to act on behalf of the CCO when necessary or appropriate, including handling, without limitation, pre-clearance requests and reviewing transaction and holding reports submitted by Access Persons.

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C.	Reports and Records

1.	Reports

The CCO shall:

(a)	Prepare a quarterly report containing a description of any material violation requiring significant remedial action during the past quarter and any other significant information concerning the application of this Code. The CCO shall report to Babson Capital’s President, CEO, General Counsel, and, as requested, the relevant Board of Managers/Directors or the Board of Trustees of each Fund advised or sub-advised by Babson Capital potentially affected.

(b)	Prepare a report at least annually summarizing any material exceptions or exemptions concerning personal investing made during the past year; listing any violations requiring significant remedial action; and identifying any recommended changes to the Code or the procedures there under. The report should include any violations that are material, any sanctions imposed to such material violations, and any significant Conflicts of Interest that arose involving the personal investment policies of the organization, even if the conflicts have not resulted in a violation of the Code. The CCO shall submit this Report to Babson Capital’s President, CEO, General Counsel, Executive Committee, and relevant Board of Managers/Directors and the Board of Trustees of each Fund.

(c)	Annually certify, as requested, to each Fund’s Board of Trustees, that Babson Capital and each Fund it advises have adopted procedures reasonably necessary to prevent Access Persons from violating the Code.

2.	Records

The CCO shall maintain or cause to be maintained, the following records:

(a)	A copy of this Code or any other Code which has been in effect during the most recent five (5)-year period;

(b)	A record of any violation of any such Code and of any action taken as a result of such violation in the five (5)-year period following the end of the fiscal year in which the violation took place;

(c)	A copy of each report made by the CCO pursuant to PART TWO, Article I(C)(1): “Reports” of this Code for a period of five (5) years from the end of the fiscal year of Babson Capital’s and of each Fund, as applicable, in which such report is made or issued;

(d)	A list of all persons currently or within the most recent five (5)-year period who are or were required to make reports pursuant to this, or a predecessor Code, or who are or were responsible for reviewing these reports; along with a copy of all acknowledgements of each person’s receipt of the Code, Initial Holdings Reports, Annual Holdings Reports, Quarterly Transaction Reports, Pre-clearance Forms, Duplicate Confirmations, and Account Statements (as applicable) filed during that same period;

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(e)	An up-to-date list of all Access Persons and Investment Persons with an appropriate description of their title or employment; and

(f)	A record of the approval of, and rationale supporting, the acquisition of Initial Public Offerings and Limited Offerings for at least five (5) years after the end of the fiscal year in which the approval is granted.

The aforementioned records shall be maintained for the first two years in the appropriate office of Babson Capital and in an easily accessible place for the time period required by applicable SEC rules thereafter.

PART THREE: GENERAL INFORMATION

Article I: No Babson Capital Liability for Losses

Babson Capital and/or its Advisory Clients shall not be liable for any losses incurred or profits avoided resulting from the implementation or enforcement of this Code. The ability to buy and sell Securities is limited by this Code and trading activity by Babson Capital and/or its Advisory Clients may affect the timing of when a particular Security may be bought or sold by an Access Person.

Article II: Reporting Violations

Actual or possible violations of this Code shall be brought to the immediate attention of the CCO or designee. It is a violation of this Code to deliberately fail to report a violation or deliberately withhold relevant or material information concerning a violation of this Code.

Good faith reporting of suspected violations of this Code by others shall not subject the reporting person to penalty or reprisal by Babson Capital.

Article III: Penalties for Violations

Penalties for violating Federal Securities Laws can be severe, for both the individuals involved in such unlawful conduct and their employers. A person can be subject to penalties even if they do not personally benefit from the violation. Penalties may include civil injunctions, payment of profits made or losses avoided (“disgorgement”), jail sentences, fines for the person committing the violation and fines for the employer or other controlling person.

In addition, any violation of this Code, including violations of the firm’s Business Courtesies and Entertainment policy referenced herein, shall be subject to such sanctions imposed by Babson Capital as may be deemed appropriate by the CCO under the circumstances to achieve the purposes of applicable

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SEC rules and this Code. Such sanctions could include, without limitation, written warnings, fines, bans on personal trading, disgorgement of trading profits, personnel action (including termination of employment where appropriate) or referral to civil or criminal authorities. A schedule of typical sanctions is available upon request from the Compliance Department. Sanctions for violation of this Code by a Trustee of a Fund shall be determined by a majority vote of the Fund’s other Trustees.

Article IV: Amendments

Material amendments to the Code shall be approved by the CCO and General Counsel or respective designee. Any material amendments to the Code shall be reported to the relevant Board of Managers/Directors for review at the next meeting following such amendment. For the Funds, the respective Boards of Trustees of such Fund must approve any material changes to the codes of ethics of the Fund and its investment adviser within six (6) months of the adoption of the material change in accordance with the requirements of Rule 17j-1. The CCO shall provide each Access Person with a copy of any amendments to the Code.

III.	Conflict Resolution and Escalation Process

All associates shall immediately report any breach of this Policy to their designated Babson Capital Department head and to the Babson Capital Compliance Department.

Babson Capital’s Compliance Department may grant exceptions to any provision of this Policy so long such exceptions are consistent with the purpose of the Policy and applicable law, documented and retained for the period required. Any questions regarding the applicability of this Policy should be directed to the Babson Capital Compliance Department.

IV.	Associated Policies

•	Conflicts of Interest

•	Business Courtesies and Entertainment

•	Employee Co-Investment

•	Insider Trading and Firewall

•	Regulatory Findings and Client Disclosures

•	Political Activity and Charitable Contribution Policy

V.	Books and Records Maintained

All records are required to be retained in accordance with the relevant policy of each Babson Capital Entity on record retention which may require additional records to be retained and/or longer retention periods.

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Required records included in this policy are maintained by the Compliance Department as follows:

•	Initial Holdings Reports and Certifications

•	Quarterly Transaction Reports and Certifications

•	Annual Holdings Reports and Certifications

•	Access Person Statements and Confirmations

•	Record of Pre-clearance Requests

•	Code of Ethics Acknowledgements

•	List of Reportable Funds

•	List of Active and Termed Access Persons and Investment Persons

•	Private Placement and IPO Participation Request Forms

•	Record of Exemptions and supporting documentation

•	Record of Violations and supporting documentation

•	Code of Ethics Management Reports

•	Code of Ethics Training Materials and supporting documentation

•	CI/PI Officers Quarterly Certification

•	Tennenbaum Quarterly Certification

•	Trustee Quarterly Certifications

•	Business Courtesies and Entertainment Disclosures and Certifications

•	Outside Business Activities Disclosures and Certifications

VI.	Governing Regulatory Statute

•	Applicable Federal Securities Laws

•	Section 204A of the Advisers Act

•	Rule 204A-1 under the Advisers Act

•	Rule 17j-1 under the 1940 Act

•	Sections 1041A, B, C, E, F and H and 1042A of the Corporations Act

•	Sections 12DA and DF of the ASIC Act

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SCHEDULE A - DEFINITIONS

1940 Act	The Investment Company Act of 1940.

Access Person

An Access Person includes:

1.       Any Associate of Babson Capital;

2.       Any director, trustee, officer or employee of a Fund or Babson Capital (or of any company in a control relationship to the Fund or Babson Capital) who, in connection with his or her regular functions or duties, makes, participates in, or obtains information regarding, the purchase or sale of Securities by a Fund, or whose functions relate to the making of any recommendation with respect to such purchases or sales.

3.       Any natural person in a control relationship to the Fund or Babson Capital who obtains information concerning recommendations made to the Fund with regard to the purchase or sale of Securities by the Fund.

4.       Any director, officer or general partner of a principal underwriter to a Fund who, in the ordinary course of business, makes, participates in or obtains information regarding, the purchase or sale of Securities by a Fund for which the principal underwriter acts, or whose functions or duties in the ordinary course of business relate to the making of any recommendation to the Fund regarding the purchase or sale of a Security.

Advisers Act	The Investment Advisers Act of 1940.

Advisory Client	Any person or entity that has an investment advisory or investment sub-advisory services agreement with Babson Capital.

Associate	An Associate includes: (i) any employee, officer, director, and member of any board of managers of Babson Capital and any other subsidiaries which may be subsequently organized and that adopt this Code; (ii) any person who provides investment advice on behalf of Babson Capital and is subject to the supervision and control of Babson Capital; (iii) any contractor, consultant or other temporary employee hired, engaged or performing services by or on behalf of Babson Capital for a period of 30 days or more unless otherwise exempted by the CCO; or (iv) any other individual as the CCO deems appropriate.

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Automatic Investment Plan	A program in which regular periodic transactions are made automatically in Securities in accordance with a predetermined schedule and allocation. Automatic Investment Plans include automatic dividend reinvestment plans, stock purchase plans and payroll contributions into an employer-offered retirement/401(k) Plan.

Babson Capital	Babson Capital Management LLC and any additional subsidiaries which may be subsequently organized that adopt this Code.

Being Considered for Purchase or Sale	A Security is deemed as “Being Considered for Purchase or Sale” when a recommendation has been conveyed by a research analyst to a portfolio manager and, with respect to the person making the recommendation, when such person seriously considers making such a recommendation.

Beneficial Interest

Any instance where an Access Person or any member of his or her Immediate Family can directly or indirectly derive a monetary/financial interest from the purchase, sale, disposition or ownership of a Security.

An Access Person is considered to have a Beneficial Interest in securities: (a) owned by the Access Person solely in his/her name or jointly with another; (b) owned through an account or investment vehicle for his/her benefit (i.e. IRA, trust, partnership, etc.); or (c) owned directly, indirectly or jointly by an Immediate Family member.

Examples of indirect monetary/financial interests include but are not limited to: (a) interests in partnerships and trusts that hold Securities but does not include Securities held by a blind trust or by a trust established to fund employee retirement benefit plans such as 401(k) plans; (b) a performance-related fee received by the Access Person for providing investment advisory services; and (c) a person’s rights to acquire Securities through the exercise or conversion of any derivative instrument, whether or not presently exercisable.

CCO	The Chief Compliance Officer of Babson Capital or his/her designee.

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Closed-End Investment Company	An Investment Company as defined under the 1940 Act that does not issue or have outstanding redeemable securities. Closed-End Investment Companies typically issue a set number of shares and distribute such shares to investors in a public offering, similar to the way corporate Securities are issued and distributed. A Closed-End Investment Company’s capitalization is often fixed unless an additional public offering is made. After the initial public offering, shares are distributed and anyone who wants to buy or sell shares does so in the secondary market (either on an exchange or over the counter).

Compliance Department	The Compliance Department of Babson Capital.

Conflict of Interest	A Conflict of Interest exists when an Associate, a family member of an Associate, or a personal friend of an Associate has a direct or indirect material personal financial interest (either through employment, an ownership interest or an investment) in an issuer whose Securities are subject to a recommendation to purchase or sell for an Advisory Account, or in a supplier, vendor, enterprise, company, firm, government entity, or other entity that is doing business with or seeking to do business with Babson Capital.

Direct Obligation of the Government of the United States	Any Security directly issued or guaranteed as to principal or interest by the United States. Examples of direct obligations include Cash Management Bills, Treasury Bills, Notes and Bonds, and those Treasury Securities designated by the U.S. Department of Treasury as eligible to participate in the STRIPS (Separate Trading of Registered Interest and Principal of Securities). Agency bonds, including Government National Mortgage Association (GNMA), Federal National Mortgage Association (FNMA), Federal Home Loan Mortgage Corporation (FHLMC) and Student Loan Mortgage Association (SLMA) bonds, are not Direct Obligations of the Government of the United States.

Disinterested Trustee	A Trustee of a Fund who is not an “interested person” of the Fund within the meaning of Section 2(a)(19) of the 1940 Act.

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Exchange-Traded Fund (“ETF”)

An exchange-traded fund, or ETF, is a type of Investment Company whose investment objective is to achieve the same return as a particular market index. An ETF primarily invests in the Securities of companies that are included in a given market index, investing in either all or a representative sample of the Securities included in the index. For example, one type of ETF, known as a Spider or SPDR, invests in all of the stocks contained in the S&P 500 Composite Stock Price Index.

An ETF can be legally classified as an Open-End Investment Company or unit investment trust (UIT). It should be noted that just because a fund trades on an exchange does NOT mean it meets the definition of Exchange-Traded Fund. The fund must be tied to an index and it cannot be a Closed-End Investment Company. Access Persons should consult the fund’s prospectus and/or consult with Compliance with questions on determining how to classify a fund for purposes of pre-clearance and reporting requirements.

Federal Securities Laws	For Babson Capital Management, this includes the Securities Act of 1933, the Securities Exchange Act of 1934, the Sarbanes-Oxley Act of 2002, the 1940 Act, the Advisers Act, Title V of the Gramm-Leach-Bliley Act, any rules adopted by the SEC under any of these statutes, the Bank Secrecy Act as it applies to funds and investment advisers, and any rules adopted there under by the SEC or the U.S. Department of the Treasury, and any amendments to the abovementioned statues. For Babson Capital Australia this includes the Corporations Act, ASIC Act, Australian Consumer Law Act, Financial Transactions Reporting Act, Commonwealth Crimes Act and related rules and regulations.

Fund	MassMutual Corporate Investors, MassMutual Participation Investors, and any other registered investment company for which Babson Capital serves as investment adviser.

Gift of Securities	The transfer of Securities where there is no money or other benefit given/received in exchange (i) from you to another party; (ii) between members of an Access Person’s Immediate Family; or (iii) to you over which you do not control the timing.

High Quality Short-Term Debt Instrument	Any instrument that has a maturity at issuance of less than 366 days and that is rated in one of the two highest rating categories by a nationally recognized securities rating organization.

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HOLDR	A trust–issued receipt that represents your beneficial ownership of a specified group of stocks. With a HOLDR, you can own a group of stocks as one asset or unbundle them to own each of the underlying stocks. Then, you can trade the stocks individually to meet your tax or investment goals. This feature also facilitates more advanced portfolio strategies without requiring you to monitor each of the individual stocks. A HOLDR is exchange-traded and priced throughout the trading day just like any other stock.

Immediate Family	Related by blood, marriage, adoption, domestic partnership (registered or unregistered) or civil union and living in the same household. Examples include any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, “significant other”, sibling, mother-, father-, son-, daughter-, brother or sister-in-law, or any person related by adoption who resides in the same household with the Access Person. The CCO, after reviewing all the pertinent facts and circumstances, may determine, if not prohibited by applicable law, that an indirect Beneficial Interest in or Investment Control of Securities held by a member of the Access Person’s Immediate Family does not exist or is too remote for purposes of the Code.

Initial Public Offering (“IPO”)	Generally, an offering of Securities registered under the Securities Act of 1933, the issuer of which, immediately before the registration, was not subject to the reporting requirements of Sections 13 or 15(d) of the Securities Exchange Act of 1934. This also includes equivalent offerings in Australia.

Interested Trustee	A Trustee of a Fund who is an “interested person” of the Fund within the meaning of Section 2(a)(19) of the 1940 Act.

Investment Club	A group of people who pool their assets in order to make joint decisions (typically a vote) on which Securities to buy, hold or sell.

Investment Company	An “investment company” as defined by Section 3(a) of the 1940 Act, and as regulated by the 1940 Act. Examples include, but are not limited to, Open-End Investment Companies (commonly known as mutual funds), Closed-End Investment Companies and unit investment trusts.

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Investment Control

Any instance where an Access Person, or an Immediate Family Member, exercises direct or indirect influence or control over the purchase, sale, disposition or ownership of a Security.

Examples of Investment Control could include but are not limited to: (a) an account over which an Access Person exercises investment decision-making authority under a power of attorney or (b) an account over which an Access Person exercises investment decision-making authority for a charitable entity.

Investment Person	Any Access Person who is a portfolio manager, research analyst or trader, as well as any other individual(s) identified by the CCO.

Involuntary Purchase or Sale

Transactions that are outside of the Access Person’s control. This includes activities due to corporate reorganizations such as the acquisition of a Security through a stock dividend, dividend reinvestment, stock split, reverse stock split, merger, consolidation, spin-off, or other similar event generally applicable to all holders of the same class of securities. This would also include a mandatory tender, any transactions executed by a broker to cover negative cash balances, a broker disposition of fractional shares, and debt maturities.

However, voluntary tenders and other non-mandatory corporate actions would NOT be considered involuntary, nor would a purchase and/or sale made as a result of a margin call or forced cover of a short position.

Limited Offering

A Securities offering that is exempt from registration under the Securities Act of 1933 pursuant to

Section 4(2) or Section 4(6) or pursuant to Rule 504, Rule 505, or Rule 506 under the Securities Act of 1933, such as a hedge fund offering or a private placement, including such investments managed by Babson Capital. This also includes equivalent offerings in Australia.

Mass Mutual 401(k) Plan	Securities held by a trust established to fund the employee retirement benefit plans of Massachusetts Mutual Life Insurance Company and its subsidiaries.

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No Direct or Indirect Control

Purchases, sales or dispositions of Securities over which an Access Person, or an Immediate Family Member, has no direct or indirect influence or control.

Examples could include but are not limited to transactions in a (a) blind trust, (b) non-discretionary account, or (c) wrap account.

Open-End Investment Company	An Investment Company as defined under the 1940 Act which is offering for sale or has outstanding any redeemable security, also known as a mutual fund. The capitalization of an Open-End Investment Company is open-ended; as more investors buy shares of an Open-End Investment Company, its capital expands. Conversely, when investors liquidate their holdings, its capital shrinks.

Personal Trading Assistant (“PTA”)	An intranet-based personal securities trading module used to facilitate pre-clearance, accurate reporting, and oversight of personal trading.

Reportable Account	All accounts in which an Access Person has Beneficial Interest or Investment Control and holds, or has the ability to hold, Reportable Securities. These include those accounts carried in the Access Person’s name, either individually or jointly, or as a member of a partnership, by an Immediate Family Member, or other accounts in which an Access Person exercises investment discretion or control on behalf of another person or entity.

Reportable Fund

Any Investment Company for which Babson Capital serves as an investment adviser (or sub-adviser) or whose investment adviser (or sub-adviser) or principal underwriter controls, is controlled by, or is under common control with Babson Capital, as well as any “shadow shares” of said funds offered through the various compensation plans offered by Massachusetts Mutual Life Insurance Company and its subsidiaries.

Such funds generally include the MassMutual Series Funds, the MassMutual Premier Funds, the MassMutual Corporate Investors Fund, the MassMutual Participation Investors Fund, and the Oppenheimer Funds. However, this universe is subject to change and thus a current list of Reportable Funds is published from time to time by the Compliance Department.

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Reportable Security	Any Security as defined herein except those specifically identified as exempt from the initial holding report, annual holdings reports and quarterly transaction reports on Schedule B of this Code.

Reportable Security Held Or To Be Acquired	A Reportable Security which, within the most recent 15 calendar days, (i) is or has been held by Babson Capital and/or an Advisory Client or (ii) is being or has been considered by Babson Capital for itself and/or its Advisory Clients. This includes any option to purchase or sell, and any Security that is convertible into or exchangeable for, any Reportable Security that was held or considered. The CCO may amend this definition to the extent necessary to comply with Rules 17j-1 under the 1940 Act and 204A-1 under the Advisers Act.

SEC	U.S. Securities and Exchange Commission

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Security

A “security” as defined by Section 3(a)(10) of the Securities Exchange Act of 1934, Section 202(a)(18) of the Advisers Act, Section 2(a)(36) of the 1940 Act or Section 92 of the Corporations Act .

The definition of Security is regardless of the registration status or domicile of registration of said Security (i.e. the term Security includes both private placements and publicly-traded securities as well as domestic and foreign securities).

Examples include but are not limited to any stock, treasury stock, security future, financial futures contract or option thereon, note, bond, debenture, evidence of indebtedness, certificate of interest or participation in any profit-sharing agreement, collateral-trust certificate, preorganization certificate or subscription, transferable share, investment contract, voting-trust certificate, certificate of deposit for a security, fractional undivided interest in oil, gas, or other mineral rights, any put, call, straddle, option, swap, or privilege on any “security” (including a certificate of deposit) or on any group or index of securities (including any interest therein or based on the value thereof), or any put, call, straddle, option, or privileged entered into on a national securities exchange related to foreign currency, or, in general, any interest or instrument commonly known as a “security”, or any certificate of interest or participation in, temporary or interim certificate for, receipt for, guarantee of, or warrant or right to subscribe to or purchase any of the foregoing. References to a Security in the Code shall include any warrant for, option in, or “security” or other instrument immediately convertible into or whose value is derived from that “security” and any instrument or right which is equivalent to that “security.”

Trustee	A trustee of a Fund who is either an “interested person” or “disinterested person” of the Fund within the meaning of Section 2(a)(19) of the 1940 Act.

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Schedule B – Security/Transaction Exemptions

(Definitions for italicized terms may be found in Schedule A - Definitions)

Security/Transaction Type	Exempt From Pre-Clearance	Exempt From Initial Holding Report, Annual Holding Reports and Quarterly Transaction Reports
Bank Certificate of Deposit	Yes	Yes

Bankers Acceptance	Yes	Yes

Commercial Paper	Yes	Yes

Direct Obligation of the Government of the United States	Yes	Yes

High Quality Short-Term Debt Instrument	Yes	Yes

Money Market Funds (including those advised and sub-advised by Babson Capital)	Yes	Yes

Repurchase Agreement	Yes	Yes

Security traded by a Babson Capital Private Investment Fund[1]	Yes[1]	Yes[1]

Automatic Investment Plan (“AIP”)[2]	Yes	Partially – Not reportable on Quarterly Transaction Reports. However, the AIP must be reported on the Initial Holdings Report and updated annually on the Annual Holdings Report.

Open-End Investment Company[3] or other fund organized outside the U.S. with structure similar to that of an open-end investment company	Yes	Partially – Not reportable except Reportable Funds, including those held through a variable annuity or life insurance product, which are not exempt and must be reported unless held through a Babson Capital offered benefit plan.[4]

Variable Annuity and/or Variable Life Insurance	Yes	Partially – Not reportable except those tracking a Reportable Fund advised/sub-advised by Babson Capital or a member of the MassMutual family.[4]

Agricultural/physical commodities or commodity futures (i.e. gold, wheat, etc.)	Yes	No

Derivative based on broad-based index, interest rate, currency, or other security exempt from pre-clearance (ex: futures on a Direct Obligation of the Government of the United States)	Yes (but only as approved by the Compliance Department)	No

Exchange-Traded Fund [3]	Yes	No

Gift of Securities	Yes – However, any subsequent transaction must be pre-cleared if Access Person has Beneficial Interest and/or Investment Control	No

Grant of Stock or Stock Option	Yes – However, any subsequent transaction must be pre-cleared (ex: stock option grant is exempt but exercise is not)	No

HOLDR	Yes – Purchase itself exempt; however the transaction to “unbundle” must be pre-cleared as a purchase of each individual stock received/disposed of	No

Involuntary Purchase or Sale	Yes	No

Municipal Bond	Yes	No

No Direct or Indirect Control	Yes (but only upon pre-approval from the Compliance Department)	No

“Shadow Shares” of a Reportable Fund traded on the NYSE	No5	Yes

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Code of Ethics and Personal Securities Transactions Policy

[1]

Note: To the extent that an Access Person is deemed to have Beneficial Interest or Investment Control of Securities traded or held by a Babson Capital Private Investment Fund solely by reason of having invested in the Babson Capital Private Investment Fund or being entitled directly or indirectly to receive part of the performance fee or allocation paid by such Babson Capital Private Investment Fund, the Access Person does not need to report the Babson Capital Private Investment Fund’s trades and holdings. The Babson Capital Private Investment Fund’s trades and holdings will be deemed incorporated into the reports submitted by the Access Person. A “Babson Capital Private Investment Fund” is a fund managed directly or indirectly by Babson Capital that is exempt from registration as an Investment Company under the 1940 Act.

[2]	Note: Any transaction that overrides the preset schedule or allocation means the program no longer qualifies as an Automatic Investment Plan.
[3]	Note: Closed – end investment companies are not exempt.
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Note: Holdings of Reportable Funds in the MassMutual 401(k) Plan or any other Babson Capital offered benefit plan (including the Group Variable Universal Life (GVUL) product) do not need to be separately reported, unless directed by the CCO. Such holdings will be deemed incorporated into the reports submitted by Access Persons.

[5]	Note: Transactions in “Shadow Shares” of a Reportable Fund traded on the NYSE cannot be pre-cleared through PTA and therefore must be manually pre-cleared through the Compliance Department.

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Not for external distribution unless otherwise approved by Babson Capital’s Compliance Department in advance of each use.

Investment Adviser Compliance Policies

Code of Ethics and Personal Securities Transactions Policy

Schedule C –Account Exemptions

(Definitions for italicized terms may be found in PART ONE: Definitions of the Code)

Account Type	Exempt From Pre-Clearance	Exempt from Initial Holding Report, Annual Holding Reports, and Quarterly Transaction Reports	Pre-approval required from Compliance
MUTUAL FUND AND RETIREMENT ACCOUNTS

401(k) plans which only offer non-Reportable Funds as investment choices (yours or your spouse’s account)	Yes	Yes	No

Australian Superannuation Funds- non-discretionary (i.e. after you make the investment asset class choice, decisions are made by the Fund’s manager).	Yes	Yes	Yes

UTMA or UGMA accounts for a minor child where someone other than you is the custodian	Yes	Yes	No

529 Plans that can only invest in non-Reportable Funds	Yes	Yes	No

OTHER ACCOUNTS

Accounts set up solely for an employee stock option plan, dividend re-investment plan, or other direct investment programs	Yes	No	No

Accounts where you’ve been given, but do not currently exercise, Power of Attorney Note: account becomes reportable when the Power of Attorney is activated	Yes	Yes	No

Accounts where you’re listed as a future beneficiary or the registrant upon death of the account owner (“Transfer on Death” or TOD accounts).

Note: The account becomes reportable when triggering event occurs.

	Yes	Yes	No

Accounts of a Roommate not meeting the definition of Immediate Family	Yes	Yes	No

ACCOUNTS REQUIRING PRE-APPROVAL FOR EXEMPTION

Accounts in which the Access Person has Beneficial Interest but no direct or indirect Investment Control (i.e. an account managed by an adviser or a trust being managed by an entity)	Yes	No	Yes

Accounts in which the Access Person has direct or indirect Investment Control but no Beneficial Interest	Yes	No	Yes

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Not for external distribution unless otherwise approved by Babson Capital’s Compliance Department in advance of each use.